Exhibit 5.1

               [[LETTERHEAD OF SILVERMAN SCLAR SHIN & BYRNE P.C.]

                                                          September 25, 2003

Millennium Biotechnologies Group, Inc.
665 Martinsville Road
Suite 219
Basking Ridge, NJ 07920

Gentlemen:

      We have acted as counsel for Millennium Biotechnologies Group, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") by the Company under the Securities Act of 1933, as amended (the "Act"), of 1,200,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), to be issued to Dr. Louis C. Rose pursuant to the Consulting Agreement between the Company and Dr. Rose.

      We have examined the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended, and minute books and such other documents and records as we have deemed necessary and relevant as a basis for our opinions hereinafter set forth. For the purposes of this letter, we have assumed the genuineness of all signatures and the conformity to original documents of all instruments furnished to us for review or examination as copies.

      Based on the foregoing and having regard to such legal considerations as we have deemed relevant, it is our opinion that:

(a) The Company is a corporation duly organized under the laws of the State of Delaware.

(b) The Common Stock covered by the Registration Statement has been validly authorized.

(c) When the Company issues the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to ownership thereof.

Where hereby consent to inclusion of this opinion in the Registration Statement and to the references to this firm contained therein.


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                                        Very truly yours,

                                        /s/ Silverman, Sclar, Shin, & Byrne P.C.
                                        SILVERMAN SCLAR SHIN & BYRNE P.C.


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